EXHIBIT 99.1


                                                                    NEWS RELEASE


CONTACTS:         CESAR GARCIA, PRESIDENT
                  AND CHIEF EXECUTIVE OFFICER
                  818-709-1244 X 7123

                  OR

                  RON STABINER, THE WALL STREET GROUP, INC.
                  212-888-4848

FOR IMMEDIATE RELEASE:

              IRIS EXPECTS CONTINUED STRONG GROWTH WITH BROADENING
            OF URINALYSIS MARKET AND DEVELOPMENT OF NEW PRODUCTS IN
                 MOLECULAR DIAGNOSTICS AND HEMATOLOGY, CEO TELLS
                         ANNUAL MEETING OF SHAREHOLDERS

CHATSWORTH,  CALIF.,  JULY 13, 2007 - IRIS  INTERNATIONAL,  INC. (NASDAQ:  IRIS)
President and Chief Executive Officer Cesar Garcia told shareholders at the Annual Meeting today that the Company expects continued strong growth as it evolves into a broad-based cell morphology diagnostics company offering multiple new products in urinalysis, molecular diagnostics and hematology, with robust contributions from its existing core urinalysis product line and an expanding high profit consumables business.

"We continue to grow our urinalysis product line with our flagship iQ(R)200 series, which is generating record revenues from both the instruments and related consumables and service," Mr. Garcia said. "In the past year, the Company has expanded its memberships in Group Purchasing Organizations, extending its reach to nearly 75% of all U.S. hospitals and acute care facilities. In addition, the Company received the two largest orders in its history with a multi-year agreement from LabCorp and a second contract from a prominent national healthcare provider. We have been able to capitalize on sales opportunities and convert them into revenues at an impressive rate."

To further the growth of the Company, IRIS is engaged in the execution of a new five year plan which integrates new technology platforms and strategic initiatives that total a market opportunity approaching $4.0 billion with an anticipated tripling of revenues by 2011. The new five year plan calls for IRIS to diversify its proprietary flow imaging technology under what has been termed the "Third Generation Morphology(TM)," or 3GEMS(TM), platform into expanded urinalysis, body fluids and hematology applications. Other projected new products in the development pipeline include novel, high value, high-reimbursement molecular blood-based tests for cancer and infectious diseases and a novel separation and concentration "bubble"

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technology to isolate many different  types of bacteria and cells,  which can be used for the rapid detection of minute levels of bacteria in urine.

Mr. Garcia also noted that the Company's strong balance sheet and cash flow are enabling new product development and solidifying its position as a world leader in urinalysis. "We are preparing a 510(k) submission to the U.S. Food and Drug Administration for our iChem(R) VELOCITY fully automated chemistry unit with Kinetic Imaging. This device, scheduled for international launch later this year, leverages the Company's core image analysis technology to provide a complete and unique benchtop urinalysis solution which, when combined with the iQ(R)200 Automated Microscopy System, forms the iRICELL Complete Urinalysis Workcell. Other products, such as the CLIA-waived handheld urine chemistry analyzer, scheduled for launch in 2008, will establish IRIS as the only company to offer a complete range of fully and semi- automated urinalysis solutions. We have also submitted a 510(k) application with the FDA for the ultra-sensitive Prostate-Specific Antigen (PSA) test, which is based on our proprietary Nucleic Acid Detection Immuno Assay (NADIA(TM)) technology platform," Mr. Garcia said.

Mr. Garcia noted that the evolution of IRIS into a urinalysis company with a broad-based specialization in cell morphology is "being achieved through internal cash-flow generated investment, without dilution to shareholders" and that the Company had closed its fiscal year with no debt and $23.2 million in cash.

Shareholders attending the annual meeting and those voting by proxy re-elected all seven members of the Company's Board of Directors. In addition to Mr. Garcia, they are: Chairman of the Board Richard H. Williams, a businessman, entrepreneur and consultant to emerging growth companies; Thomas H. Adams, Ph.D., the Company's Chief Technology Officer; Steven M. Besbeck, President and Chief Executive Officer of Aspyra, Inc.; Stephen E. Wasserman, former Group Vice President - Diagnostic Systems Products of Olympus America Inc.; Richard G. Nadeau, Ph.D., founder and Chairman of Vistar Ventures, and Michael D. Matte, President of Matte Holdings and former CFO of Cyberguard Corporation.

Shareholders also approved the Company's 2007 Stock Incentive Plan and ratified the selection of BDO Seidman, LLP, as the Company's independent accountant for the fiscal year ended Dec. 31, 2007.

THE COMPANY

IRIS International, Inc. (www.proiris.com), based in Chatsworth, Calif., is a leading developer, manufacturer, and marketer of medical devices, diagnostic systems and consumables. The Iris Diagnostics Division (www.irisdiagnostics.com) is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. Iris Molecular Diagnostics develops innovative ultra-sensitive diagnostics and sample processing products with applications in the urinalysis, oncology and infectious disease markets. The Company's Sample Processing business unit (formerly the StatSpin(R) subsidiary) (www.statspin.com), based in Westwood, Mass., manufactures innovative centrifuges and blood analysis products.

SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on future financial performance, market growth, capital requirements, new product introductions and acquisitions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends,"

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"plans," and similar  words.  Forward-looking  statements  are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to management, including management's own knowledge and assessment of the Company's industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company's forward-looking statements include, among other things, the following: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company's products; integration of acquired businesses; substantial expansion of international sales; reliance on key suppliers; the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures; potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company's products; rapid technological change in the microelectronics and software industries; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than our products. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



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